Exhibit 8.3

Francesco Gucciardo

Direct: 416.865.4704

E-mail: fgucciardo@airdberlis.com

September 5, 2025

Board of Directors
Plum Acquisition Corp. III
2021 Filmore St., #2089
San Francisco, California
United States of America
94115

Dear Sirs/Mesdames:

Re:	Business Combination Involving Plum Acquisition Corp. III

We have acted as Canadian counsel to Plum Acquisition Corp. III (the “Corporation”) in connection with the proposed business combination with Plum III Amalco Corp., Plum III Merger Corp. and Tactical Resources Corp., as contemplated pursuant to a business combination agreement entered into among them on August 22, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), as described in the Form F-4 Registration Statement originally dated October 29, 2024 and filed by the Corporation under the U.S. Securities Act of 1933 with the United States Securities and Exchange Commission (as amended from time to time on or prior to the date hereof and filed with the United States Securities and Exchange Commission, the “Registration Statement”).

All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.  As Canadian counsel to the Corporation, we have participated in the preparation of the Business Combination Agreement, certain documents ancillary thereto and certain portions of the Registration Statement, including the section entitled “Material Canadian Tax Considerations”.

A.	Laws Addressed

We are qualified to practice law in the Province of Ontario and our opinion herein is restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein.  We express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of Ontario and the laws of Canada applicable therein in effect on the date hereof.

The opinion set forth below is based upon the current provisions of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), all specific proposed amendments thereto detailed in public statements issued by the Minister of Finance prior to the date hereof, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency.  Our opinion does not otherwise anticipate or take into account any changes in law or in such administrative policies and assessing practices, whether by legislative, governmental or other action.  We disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof.

September 5, 2025

B.	Reliance & Assumptions

In rendering the opinions expressed herein we have assumed:

a)	the transactions comprising the Business Combination contemplated by the Business Combination Agreement and described in the Registration Statement will be duly and validly carried out and executed as described therein;

b)	all parties to the Business Combination Agreement are and will at all times remain validly created or incorporated, in existence and in good standing;

c)	the acknowledgments, representations and warranties of each of the parties to the Business Combination Agreement are true and correct in all respects; and

d)	that all parties to the Business Combination Agreement will have complied in all respects with their obligations thereunder.

C.	Opinion

Subject to the qualifications, assumptions, limitations and understandings set out therein, the statements concerning tax matters set forth in the Registration Statement under the heading “Material Canadian Tax Considerations” is a fair and accurate summary of such matters in all material respects.

D.	Qualifications

This opinion is being delivered to you upon request for purposes of being filed by amendment as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the U.S. Securities Act of 1933 or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

September 5, 2025

Yours truly, Aird & Berlis LLP /s/ Francesco Gucciardo Francesco Gucciardo Partner
FG